Exhibit 99.2 Investor Presentation April 2021 1Exhibit 99.2 Investor Presentation April 2021 1

Disclaimer This presentation (the “Presentation”) is being made in connection with a potential Forward-Looking Statements Forward-looking statements speak only as of the date they are made. Readers are transaction (the “Business Combination”) between Sonder Holdings Inc. (“Sonder”) This communication may contain a number of “forward-looking statements” as cautioned not to put undue reliance on forward-looking statements, and GM II and and Gores Metropoulos II, Inc. (“GM II”). defined in the Private Securities Litigation Reform Act of 1995. Forward-looking Sonder assume no obligation and, except as required by law, do not intend to statements include, but are not limited to, information concerning GM II’s or update or revise these forward-looking statements, whether as a result of new No Offer or Solicitation Sonder’s possible or assumed future financial or operating results and metrics, information, future events, or otherwise. Neither GM II nor Sonder gives any This Presentation is for informational purposes only and is neither an offer to sell or business strategies, debt levels, competitive position, industry environment, assurance that either GM II or Sonder will achieve its expectations. purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities in potential growth opportunities, future operations, products and services, planned any jurisdiction, nor is it a solicitation of any vote relating to the potential Business openings, expected unit contractings and the effects of regulation, including There may be additional risks that neither Sonder nor GM II currently know or that Combination or otherwise in any jurisdiction. whether the Business Combination will generate returns for stockholders. These Sonder and GM II currently believe are immaterial that could also cause actual forward-looking statements are based on GM II’s or Sonder’s management’s results of Sonder to differ from those contained in the forward-looking statements. No Representations and Warranties current expectations, estimates, projections and beliefs, as well as a number of Other unknown or unpredictable factors or factors currently considered immaterial This Presentation has been prepared to assist interested parties in making their assumptions concerning future events. When used in this communication, the also could have an adverse effect on Sonder’s actual results. Consequently, there own evaluation with respect to a potential investment in GM II relating to the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” can be no assurance that the actual results or developments anticipated in this potential Business Combination and for no other purpose. Sonder and GM II “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and Presentation will be realized or, even if substantially realized, that they will have the assume no obligation to update or keep current the information contained in this variations of these words or similar expressions (or the negative versions of such expected consequences to, or effects on, Sonder. Presentation, to remove any outdated information or to expressly mark it as being words or expressions) are intended to identify forward-looking statements. outdated. No securities commission or securities regulatory authority or other All information set forth herein speaks only as of the date hereof in the case of regulatory body or authority in the United States or any other jurisdiction has in any These forward-looking statements are not guarantees of future performance, information about Sonder and GM II or the date of such information in the case of way passed upon the merits of, or the accuracy and adequacy of, any of the conditions or results, and involve a number of known and unknown risks, information from persons other than Sonder or GM II, and Sonder and GM II information contained in this Presentation. uncertainties, assumptions and other important factors, many of which are outside expressly disclaim any intention or obligation to update any forward looking GM II’s or Sonder’s management’s control, that could cause actual results to differ statements as a result of developments occurring after the date of this This Presentation does not purport to contain all of the information that may be materially from the results discussed in the forward-looking statements. These Presentation. Annualized, pro forma, projected and estimated numbers are used for required to evaluate an investment relating to the potential Business Combination, risks, uncertainties, assumptions and other important factors include those illustrative purpose only, are not forecasts and may not reflect actual results. and any recipient should conduct its own independent analysis of Sonder and GM II described in the Risk Factors Summary on p. 50 and others, which include but are and the data contained or referred to in this Presentation. not limited to: (a) the occurrence of any event, change or other circumstances that Preliminary Financial Information could give rise to the termination of the Merger Agreement and the Business Certain historical financial information provided herein is preliminary: the financial You should not construe the contents of this Presentation as legal, accounting, Combination contemplated thereby; (b) the inability to complete the Business statements for 2019 and 2020 are unaudited. Sonder is in the process of business or tax advice and you should consult your own professional advisors as to Combination due to the failure to obtain approval of the stockholders of GM II or completing audits in accordance with PCAOB standards with respect to its the legal, accounting, business, tax, financial and other matters contained herein. other conditions to closing in the Merger Agreement; (c) the ability to meet financial statements for 2019 and 2020. Once completed, Sonder will update and Nasdaq’s or NYSE’s listing standards following the consummation of the Business restate certain historical financial information. No representation or warranty, express or implied, is or will be given by Sonder or Combination; (d) the inability to complete the PIPE (as defined below); (e) the risk GM II or any of their respective affiliates, directors, officers, employees or advisers that the Business Combination disrupts current plans and operations of Sonder or Note: Francis Davidson, Sonder's Founder and CEO, plans to sell a small portion of or any other person as to the accuracy or completeness of the information in this its subsidiaries as a result of the announcement and consummation of the his shares to a PIPE investor in a private transaction wholly separate from the Presentation (including as to the accuracy or reasonableness of statements, transactions described herein; (f) the ability to recognize the anticipated benefits of transactions contemplated hereby, the proceeds of which will be used to repay a estimates, targets, projections, assumptions or judgments) or any other written, oral the Business Combination, which may be affected by, among other things, portion of an outstanding loan issued by Sonder for the purpose of early exercise of or other communications transmitted or otherwise made available to any party in competition, the ability of the combined company to grow and manage growth stock options. the course of its evaluation of the potential Business Combination. profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) costs related to the Business Combination; (h) Forecast and Illustrative Scenarios Accordingly, none of Sonder, GM II or any of their respective affiliates, directors, changes in applicable laws or regulations, including legal or regulatory This Presentation contains information with respect to Sonder’s projected results. officers, employees, or advisers or any other person shall be liable for any direct, developments (such as the SEC’s recently released statement on accounting and This forecast is based on currently available information and Sonder estimates. indirect, or consequential loss or damages suffered by any person as a result of reporting considerations for warrants in special purpose acquisition companies) Neither Sonder nor its independent auditors audited, reviewed, compiled, or relying on any statement in or omission from this Presentation and any such liability which could result in the need for GM II to restate its historical financial statements performed any procedures with respect to either information for the purpose of its is expressly disclaimed. and cause unforeseen delays in the timing of the Business Combination and inclusion in this Presentation, and accordingly, neither of them expressed an negatively impact the trading price of GM II’s securities and the attractiveness of opinion or provided any other form of assurance with respect thereto for the the Business Combination to investors; (i) the possibility that Sonder may be purpose of this Presentation. Sonder does not undertake any commitment to adversely affected by other economic, business, and/or competitive factors; and (j) update or revise any such information, whether as a result of new information, other risks and uncertainties indicated from time to time in the final prospectus of future events or otherwise. The assumptions and estimates underlying the above- GM II, including those under “Risk Factors” therein, and other documents filed or to referenced information are inherently uncertain and are subject to a wide variety of be filed with the Securities and Exchange Commission (“SEC”) by GM II. You are significant business, economic and competitive risks and uncertainties that could 2 cautioned not to place undue reliance upon any forward-looking statements, which cause actual results to differ materially from those contained in such information. speak only as of the date made. See “Forward-Looking Statements” above.Disclaimer This presentation (the “Presentation”) is being made in connection with a potential Forward-Looking Statements Forward-looking statements speak only as of the date they are made. Readers are transaction (the “Business Combination”) between Sonder Holdings Inc. (“Sonder”) This communication may contain a number of “forward-looking statements” as cautioned not to put undue reliance on forward-looking statements, and GM II and and Gores Metropoulos II, Inc. (“GM II”). defined in the Private Securities Litigation Reform Act of 1995. Forward-looking Sonder assume no obligation and, except as required by law, do not intend to statements include, but are not limited to, information concerning GM II’s or update or revise these forward-looking statements, whether as a result of new No Offer or Solicitation Sonder’s possible or assumed future financial or operating results and metrics, information, future events, or otherwise. Neither GM II nor Sonder gives any This Presentation is for informational purposes only and is neither an offer to sell or business strategies, debt levels, competitive position, industry environment, assurance that either GM II or Sonder will achieve its expectations. purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities in potential growth opportunities, future operations, products and services, planned any jurisdiction, nor is it a solicitation of any vote relating to the potential Business openings, expected unit contractings and the effects of regulation, including There may be additional risks that neither Sonder nor GM II currently know or that Combination or otherwise in any jurisdiction. whether the Business Combination will generate returns for stockholders. These Sonder and GM II currently believe are immaterial that could also cause actual forward-looking statements are based on GM II’s or Sonder’s management’s results of Sonder to differ from those contained in the forward-looking statements. No Representations and Warranties current expectations, estimates, projections and beliefs, as well as a number of Other unknown or unpredictable factors or factors currently considered immaterial This Presentation has been prepared to assist interested parties in making their assumptions concerning future events. When used in this communication, the also could have an adverse effect on Sonder’s actual results. Consequently, there own evaluation with respect to a potential investment in GM II relating to the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” can be no assurance that the actual results or developments anticipated in this potential Business Combination and for no other purpose. Sonder and GM II “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and Presentation will be realized or, even if substantially realized, that they will have the assume no obligation to update or keep current the information contained in this variations of these words or similar expressions (or the negative versions of such expected consequences to, or effects on, Sonder. Presentation, to remove any outdated information or to expressly mark it as being words or expressions) are intended to identify forward-looking statements. outdated. No securities commission or securities regulatory authority or other All information set forth herein speaks only as of the date hereof in the case of regulatory body or authority in the United States or any other jurisdiction has in any These forward-looking statements are not guarantees of future performance, information about Sonder and GM II or the date of such information in the case of way passed upon the merits of, or the accuracy and adequacy of, any of the conditions or results, and involve a number of known and unknown risks, information from persons other than Sonder or GM II, and Sonder and GM II information contained in this Presentation. uncertainties, assumptions and other important factors, many of which are outside expressly disclaim any intention or obligation to update any forward looking GM II’s or Sonder’s management’s control, that could cause actual results to differ statements as a result of developments occurring after the date of this This Presentation does not purport to contain all of the information that may be materially from the results discussed in the forward-looking statements. These Presentation. Annualized, pro forma, projected and estimated numbers are used for required to evaluate an investment relating to the potential Business Combination, risks, uncertainties, assumptions and other important factors include those illustrative purpose only, are not forecasts and may not reflect actual results. and any recipient should conduct its own independent analysis of Sonder and GM II described in the Risk Factors Summary on p. 50 and others, which include but are and the data contained or referred to in this Presentation. not limited to: (a) the occurrence of any event, change or other circumstances that Preliminary Financial Information could give rise to the termination of the Merger Agreement and the Business Certain historical financial information provided herein is preliminary: the financial You should not construe the contents of this Presentation as legal, accounting, Combination contemplated thereby; (b) the inability to complete the Business statements for 2019 and 2020 are unaudited. Sonder is in the process of business or tax advice and you should consult your own professional advisors as to Combination due to the failure to obtain approval of the stockholders of GM II or completing audits in accordance with PCAOB standards with respect to its the legal, accounting, business, tax, financial and other matters contained herein. other conditions to closing in the Merger Agreement; (c) the ability to meet financial statements for 2019 and 2020. Once completed, Sonder will update and Nasdaq’s or NYSE’s listing standards following the consummation of the Business restate certain historical financial information. No representation or warranty, express or implied, is or will be given by Sonder or Combination; (d) the inability to complete the PIPE (as defined below); (e) the risk GM II or any of their respective affiliates, directors, officers, employees or advisers that the Business Combination disrupts current plans and operations of Sonder or Note: Francis Davidson, Sonder's Founder and CEO, plans to sell a small portion of or any other person as to the accuracy or completeness of the information in this its subsidiaries as a result of the announcement and consummation of the his shares to a PIPE investor in a private transaction wholly separate from the Presentation (including as to the accuracy or reasonableness of statements, transactions described herein; (f) the ability to recognize the anticipated benefits of transactions contemplated hereby, the proceeds of which will be used to repay a estimates, targets, projections, assumptions or judgments) or any other written, oral the Business Combination, which may be affected by, among other things, portion of an outstanding loan issued by Sonder for the purpose of early exercise of or other communications transmitted or otherwise made available to any party in competition, the ability of the combined company to grow and manage growth stock options. the course of its evaluation of the potential Business Combination. profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) costs related to the Business Combination; (h) Forecast and Illustrative Scenarios Accordingly, none of Sonder, GM II or any of their respective affiliates, directors, changes in applicable laws or regulations, including legal or regulatory This Presentation contains information with respect to Sonder’s projected results. officers, employees, or advisers or any other person shall be liable for any direct, developments (such as the SEC’s recently released statement on accounting and This forecast is based on currently available information and Sonder estimates. indirect, or consequential loss or damages suffered by any person as a result of reporting considerations for warrants in special purpose acquisition companies) Neither Sonder nor its independent auditors audited, reviewed, compiled, or relying on any statement in or omission from this Presentation and any such liability which could result in the need for GM II to restate its historical financial statements performed any procedures with respect to either information for the purpose of its is expressly disclaimed. and cause unforeseen delays in the timing of the Business Combination and inclusion in this Presentation, and accordingly, neither of them expressed an negatively impact the trading price of GM II’s securities and the attractiveness of opinion or provided any other form of assurance with respect thereto for the the Business Combination to investors; (i) the possibility that Sonder may be purpose of this Presentation. Sonder does not undertake any commitment to adversely affected by other economic, business, and/or competitive factors; and (j) update or revise any such information, whether as a result of new information, other risks and uncertainties indicated from time to time in the final prospectus of future events or otherwise. The assumptions and estimates underlying the above- GM II, including those under “Risk Factors” therein, and other documents filed or to referenced information are inherently uncertain and are subject to a wide variety of be filed with the Securities and Exchange Commission (“SEC”) by GM II. You are significant business, economic and competitive risks and uncertainties that could 2 cautioned not to place undue reliance upon any forward-looking statements, which cause actual results to differ materially from those contained in such information. speak only as of the date made. See “Forward-Looking Statements” above.

Disclaimer (continued) When available, the definitive proxy statement/consent solicitation Industry and Market Data Sonder and GM II believe that such non-GAAP financial measures provide useful statement/prospectus will be mailed to GM II stockholders as of a record date to be The information contained herein also includes information provided by third information to investors and others in understanding and evaluating Sonder’s established for voting on the Business Combination and the other matters to be parties. Any estimates or projections contained herein involve elements of operating results in the same manner as Sonder management. However, such voted upon at the Special Meeting. Investors and security holders will be able to subjective judgment and analysis that may or may not prove to be accurate. None financial measures are not calculated in accordance with GAAP and should not be obtain free copies of the proxy statement/information statement/prospectus and all of Sonder, GM II, their respective affiliates or any third parties that provide considered as a substitute for revenue, net income, operating profit, or any other other relevant documents filed or that will be filed with the SEC by GM II through information to Sonder, GM II or their respective affiliates, such as market research operating performance measure calculated in accordance with GAAP. the website maintained by the SEC at www.sec.gov, or by directing a request to firms, guarantee the accuracy, completeness, timeliness or availability of any Gores Metropoulos II, Inc., 6260 Lookout Road, Boulder, CO 80301, attention: information or are responsible for any errors or omissions (negligent or otherwise), Using any such financial measure to analyze Sonder’s business would have J ennifer Kwon Chou or by contacting Morrow Sodali LLC, GM II’s proxy solicitor, regardless of the cause, or the results obtained from the use of such content. material limitations because the calculations are based on the subjective for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658- determination of management regarding the nature and classification of events and 9400). Sonder and GM II may have supplemented this information where necessary with circumstances that investors may find significant. In addition, although other information from discussions with Sonder’s customers and Sonder’s own internal companies in Sonder’s industry may report measures titled EBITDA, RevPAR or Participants in Solicitation estimates, taking into account publicly available information about other industry similar measures, such financial measures may be calculated differently from how GM II, Sonder and their respective directors and officers may be deemed participants and Sonder’s management’s best view as to information that is not Sonder calculates such financial measures, which reduces their overall usefulness participants in the solicitation of proxies of GM II stockholders in connection with publicly available. as comparative measures. Because of these limitations, you should consider these the Business Combination. GM II stockholders and other interested persons may non-GAAP financial measures alongside other financial performance measures, obtain, without charge, more detailed information regarding the directors and None of Sonder, GM II or their respective affiliates give any express or implied including net income and other financial results, presented in accordance with officers of GM II in GM II’s registration statement on Form S-1 (File No. 333- warranties, including, but not limited to, any warranties of merchantability or fitness GAAP. 251663), which was declared effective by the SEC on J anuary 19, 2021. Information for a particular purpose or use, and they expressly disclaim any responsibility or regarding the persons who may, under SEC rules, be deemed participants in the liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or Changes and Additional Information in Connection with SEC Filing solicitation of proxies to GM II stockholders in connection with the Business consequential damages, costs, expenses, legal fees or losses (including lost The information in this Presentation has not been reviewed by the US Securities Combination and other matters to be voted upon at the Special Meeting will be set income or profits and opportunity costs) in connection with the use of the and Exchange Commission (the “SEC”) and certain information, such as the forth in the Registration Statement for the Business Combination when available. information herein. None of Sonder, GM II, their respective affiliates or any of their financial measures referenced above, may not comply in certain respects with SEC Additional information regarding the interests of participants in the solicitation of respective directors, officers, employees, members, partners, stockholders, or rules. GM II intends to file a registration statement on Form S-4 (the “Registration proxies in connection with the Business Combination will be included in the agents makes any representation or warranty with respect to the accuracy of such Statement”) that includes a preliminary proxy statement, consent solicitation Registration Statement that GM II intends to file with the SEC. You may obtain free information. statement and prospectus with respect to GM II’s securities to be issued in copies of these documents as described in the preceding paragraph. connection with the Business Combination that also constitutes a preliminary Non-GAAP Financial Measures and Key Metrics prospectus of GM II and will mail a definitive proxy statement/consent solicitation Trademarks and Trade Names This Presentation includes certain non-GAAP financial measures and key metrics statement/prospectus and other relevant documents to its stockholders. The Sonder and GM II and their respective affiliates own or have rights to various that Sonder’s management uses to evaluate Sonder’s operations, measure its Registration Statement is not yet effective. The Registration Statement, including trademarks, service marks and trade names that they use in connection with the performance and make strategic decisions. The non-GAAP financial meas ures the proxy statement/consent solicitation statement/prospectus contained therein, operation of their respective businesses. This Presentation also contains used in this Presentation are Property Level Costs (PLC), Property Level Profit (PLP) when it is declared effective by the SEC, will contain important information about trademarks, service marks and trade names of third parties, which are the property and Adjusted EBITDA. Property level Costs (PLC) include Channel & Transaction the Business Combination and the other matters to be voted upon at a meeting of of their respective owners. “Sonder” and the Sonder logo are registered and Fees , Cus tomer Service, Cleaning/Laundry/Cons umables , Maintenance, and GM II’s stockholders to be held to approve the Business Combination and other unregistered trademarks of Sonder Canada Inc. in the United States and other Utilitie s & Ins ura nc e . Prope rty-level Profit (PLP) is defined as GAAP Gross Profit matters (the “Special Meeting”) and is not intended to provide the basis for any jurisdictions. The use or display of third parties’ trademarks, service marks, trade less PLC not captured in GAAP Gross Profit and adjusting GAAP to Cash rent. investment decision or any other decision in respect of such matters. names or products in this Presentation is not intended in, and does not imply, a Adjusted EBITDA is a non-GAAP financial measure that Sonder defines as relationship with Sonder, GM II or any of their affiliates, or an endorsement or Operating Income (Loss) excluding the impact of Adjustments to (from) Cash Rent, GM II may also file other documents regarding this Business Combination with the sponsorship by or of Sonder, GM II or such affiliates. Solely for convenience, the Depreciation, Stock Based Compensation, COVID One Time Offboardings and SEC. GM II stockholders and other interested persons are advised to read, when trademarks, service marks and trade names referred to in this Presentation may Other, and Cash payments from landlords received for Capex financing. available, the Registration Statement and the proxy statement/consent solicitation appear without the ®, TM or SM symbols, but such references are not intended to statement/prospectus, as well as any amendments or supplements thereto, indicate, in any way, that Sonder, GM II, their affiliates or any third parties whose RevPAR is a key metric used in this Presentation and is defined by Sonder as because they will contain important information about the Business Combination. trademarks are referenced herein will not assert, to the fullest extent under Revenue divided by Bookable Days. When available, the definitive proxy statement/consent solicitation applicable law, their rights or the right of the applicable licensor in these statement/prospectus will be mailed to GM II stockholders as of a record date to be trademarks, service marks and trade names. established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting. 3Disclaimer (continued) When available, the definitive proxy statement/consent solicitation Industry and Market Data Sonder and GM II believe that such non-GAAP financial measures provide useful statement/prospectus will be mailed to GM II stockholders as of a record date to be The information contained herein also includes information provided by third information to investors and others in understanding and evaluating Sonder’s established for voting on the Business Combination and the other matters to be parties. Any estimates or projections contained herein involve elements of operating results in the same manner as Sonder management. However, such voted upon at the Special Meeting. Investors and security holders will be able to subjective judgment and analysis that may or may not prove to be accurate. None financial measures are not calculated in accordance with GAAP and should not be obtain free copies of the proxy statement/information statement/prospectus and all of Sonder, GM II, their respective affiliates or any third parties that provide considered as a substitute for revenue, net income, operating profit, or any other other relevant documents filed or that will be filed with the SEC by GM II through information to Sonder, GM II or their respective affiliates, such as market research operating performance measure calculated in accordance with GAAP. the website maintained by the SEC at www.sec.gov, or by directing a request to firms, guarantee the accuracy, completeness, timeliness or availability of any Gores Metropoulos II, Inc., 6260 Lookout Road, Boulder, CO 80301, attention: information or are responsible for any errors or omissions (negligent or otherwise), Using any such financial measure to analyze Sonder’s business would have J ennifer Kwon Chou or by contacting Morrow Sodali LLC, GM II’s proxy solicitor, regardless of the cause, or the results obtained from the use of such content. material limitations because the calculations are based on the subjective for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658- determination of management regarding the nature and classification of events and 9400). Sonder and GM II may have supplemented this information where necessary with circumstances that investors may find significant. In addition, although other information from discussions with Sonder’s customers and Sonder’s own internal companies in Sonder’s industry may report measures titled EBITDA, RevPAR or Participants in Solicitation estimates, taking into account publicly available information about other industry similar measures, such financial measures may be calculated differently from how GM II, Sonder and their respective directors and officers may be deemed participants and Sonder’s management’s best view as to information that is not Sonder calculates such financial measures, which reduces their overall usefulness participants in the solicitation of proxies of GM II stockholders in connection with publicly available. as comparative measures. Because of these limitations, you should consider these the Business Combination. GM II stockholders and other interested persons may non-GAAP financial measures alongside other financial performance measures, obtain, without charge, more detailed information regarding the directors and None of Sonder, GM II or their respective affiliates give any express or implied including net income and other financial results, presented in accordance with officers of GM II in GM II’s registration statement on Form S-1 (File No. 333- warranties, including, but not limited to, any warranties of merchantability or fitness GAAP. 251663), which was declared effective by the SEC on J anuary 19, 2021. Information for a particular purpose or use, and they expressly disclaim any responsibility or regarding the persons who may, under SEC rules, be deemed participants in the liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or Changes and Additional Information in Connection with SEC Filing solicitation of proxies to GM II stockholders in connection with the Business consequential damages, costs, expenses, legal fees or losses (including lost The information in this Presentation has not been reviewed by the US Securities Combination and other matters to be voted upon at the Special Meeting will be set income or profits and opportunity costs) in connection with the use of the and Exchange Commission (the “SEC”) and certain information, such as the forth in the Registration Statement for the Business Combination when available. information herein. None of Sonder, GM II, their respective affiliates or any of their financial measures referenced above, may not comply in certain respects with SEC Additional information regarding the interests of participants in the solicitation of respective directors, officers, employees, members, partners, stockholders, or rules. GM II intends to file a registration statement on Form S-4 (the “Registration proxies in connection with the Business Combination will be included in the agents makes any representation or warranty with respect to the accuracy of such Statement”) that includes a preliminary proxy statement, consent solicitation Registration Statement that GM II intends to file with the SEC. You may obtain free information. statement and prospectus with respect to GM II’s securities to be issued in copies of these documents as described in the preceding paragraph. connection with the Business Combination that also constitutes a preliminary Non-GAAP Financial Measures and Key Metrics prospectus of GM II and will mail a definitive proxy statement/consent solicitation Trademarks and Trade Names This Presentation includes certain non-GAAP financial measures and key metrics statement/prospectus and other relevant documents to its stockholders. The Sonder and GM II and their respective affiliates own or have rights to various that Sonder’s management uses to evaluate Sonder’s operations, measure its Registration Statement is not yet effective. The Registration Statement, including trademarks, service marks and trade names that they use in connection with the performance and make strategic decisions. The non-GAAP financial meas ures the proxy statement/consent solicitation statement/prospectus contained therein, operation of their respective businesses. This Presentation also contains used in this Presentation are Property Level Costs (PLC), Property Level Profit (PLP) when it is declared effective by the SEC, will contain important information about trademarks, service marks and trade names of third parties, which are the property and Adjusted EBITDA. Property level Costs (PLC) include Channel & Transaction the Business Combination and the other matters to be voted upon at a meeting of of their respective owners. “Sonder” and the Sonder logo are registered and Fees , Cus tomer Service, Cleaning/Laundry/Cons umables , Maintenance, and GM II’s stockholders to be held to approve the Business Combination and other unregistered trademarks of Sonder Canada Inc. in the United States and other Utilitie s & Ins ura nc e . Prope rty-level Profit (PLP) is defined as GAAP Gross Profit matters (the “Special Meeting”) and is not intended to provide the basis for any jurisdictions. The use or display of third parties’ trademarks, service marks, trade less PLC not captured in GAAP Gross Profit and adjusting GAAP to Cash rent. investment decision or any other decision in respect of such matters. names or products in this Presentation is not intended in, and does not imply, a Adjusted EBITDA is a non-GAAP financial measure that Sonder defines as relationship with Sonder, GM II or any of their affiliates, or an endorsement or Operating Income (Loss) excluding the impact of Adjustments to (from) Cash Rent, GM II may also file other documents regarding this Business Combination with the sponsorship by or of Sonder, GM II or such affiliates. Solely for convenience, the Depreciation, Stock Based Compensation, COVID One Time Offboardings and SEC. GM II stockholders and other interested persons are advised to read, when trademarks, service marks and trade names referred to in this Presentation may Other, and Cash payments from landlords received for Capex financing. available, the Registration Statement and the proxy statement/consent solicitation appear without the ®, TM or SM symbols, but such references are not intended to statement/prospectus, as well as any amendments or supplements thereto, indicate, in any way, that Sonder, GM II, their affiliates or any third parties whose RevPAR is a key metric used in this Presentation and is defined by Sonder as because they will contain important information about the Business Combination. trademarks are referenced herein will not assert, to the fullest extent under Revenue divided by Bookable Days. When available, the definitive proxy statement/consent solicitation applicable law, their rights or the right of the applicable licensor in these statement/prospectus will be mailed to GM II stockholders as of a record date to be trademarks, service marks and trade names. established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting. 3

Today’s speakers and senior leadership Francis Davidson Sanjay Banker Alec Gores Ted Fike Justin Wilson Co-Founder & CEO, President & CFO, Chief Executive Oﬃcer, Sr. Managing Director, Sr. Managing Director, Sonder Sonder The Gores Group The Gores Group The Gores Group 4Today’s speakers and senior leadership Francis Davidson Sanjay Banker Alec Gores Ted Fike Justin Wilson Co-Founder & CEO, President & CFO, Chief Executive Oﬃcer, Sr. Managing Director, Sr. Managing Director, Sonder Sonder The Gores Group The Gores Group The Gores Group 4

The Gores SPAC franchise has a premier track record

Proven SPAC Track Record

- **$36B transaction value** across 5 completed and 2 announced transactions
- **$5.4B** in new cash equity delivered
- **13 SPACs** raised to date, totaling $5.7B (prior to PIPE commitments)

Alignment with Key Stakeholders

- **Sonder stockholders:** Compelling valuations and upside potential from rollover shares and earnout
- **Investors:** Attractive entry valuation with long-term return potential
- **Sponsor alignment:** $510M+ of capital committed by Gores Sponsor and affiliates in 5 completed and 2 announced transactions

An Attractive Opportunity for Prospective Targets

- Nearly zero redemptions across five completed transactions
- Significant experience helps ensure seamless transaction from upfront diligence through transaction close
- Proven record of providing expedited access to liquidity, capital and value creation

Sonder

Note: An investment in Gores Metropoulos II or Sonder is not an investment in any other current or previous special purpose acquisition company sponsored by affiliates of The Gores Group (the "SPACs"). The historical results of the SPACs, including those represented in this presentation, are not necessarily indicative of future performance of Gores Metropoulos II or Sonder.

5

The Gores SPAC franchise has a premier track record

Acquisition Vehicle	Target	Transaction Close	Transaction Value	Proceeds Delivered	Redemption Rate
Gores Holdings	Hostess	November 2016	$2.3B	$725M	0%
Gores Holdings II	Verra Mobility	October 2018	$2.4B	$800M	<1%
Gores Holdings III	PAE	February 2020	$1.5B	$620M	0%
Gores Metropoulos	Luminar	December 2020	$2.9B	$590M	0%
Gores Holdings IV	UWM	January 2021	$16.1B	$925M	0%
Gores Holdings V	Ardagh Metal Packaging	Q2 2021[1]	$8.5B	$1,125M[1]	N/A[1]
Gores Holdings VI	Matterport	Est. Q2 2021[1]	$2.3B	$640M[1]	N/A[1]

Note: An investment in Gores Metropoulos II or Sonder is not an investment in any other current or previous special purpose acquisition company sponsored by affiliates of The Gores Group (the "SPACs"). The historical results of the SPACs, including those represented in this presentation, are not necessarily indicative of future performance of Gores Metropoulos II or Sonder.

(1) Ardagh Metal Packaging and Matterport transactions were both announced in February 2021 and are both expected to close in Q2 2021. Proceeds delivered assume zero redemptions.

Sonder
6

Company Overview Company Overview Financial Overview Transaction Overview 7Company Overview Company Overview Financial Overview Transaction Overview 7

Company Overview Sonder is building the hospitality brand of tomorrow 1950s Big box chains Introduced brands to consumers 2000s P2P marketplaces Applied technology only to connect guests and listings Tomorrow Leveraging technology and design across the entire value chain to create a 21st century brand 8 8 Note: Transient demand is defined as _____.Company Overview Sonder is building the hospitality brand of tomorrow 1950s Big box chains Introduced brands to consumers 2000s P2P marketplaces Applied technology only to connect guests and listings Tomorrow Leveraging technology and design across the entire value chain to create a 21st century brand 8 8 Note: Transient demand is defined as _____.

Company Overview

Sonder is revolutionizing the hospitality industry

Tech-driven platform	**~50%** Operating cost reduction[1]	**100%** Digital, mobile first service
Design-forward experience loved by our guests	**70%+** Customer Satisfaction (CSAT) scores	**300+** Extraordinary properties[2]
Enormous market opportunity	**$809B** Global lodging market[3]	**<2.0%** Share in current markets by 2025[4]
Strong value proposition to real estate partners	Lower costs, faster lease-up, better ROI	Alleviate management responsibilities
Rapid growth and proven unit economics	**103%** Revenue CAGR[5]	**3 Month** Avg. estimated payback period[6]
COVID outperformance	**2.8x** RevPAR outperformance[7]	**3.0x** Occupancy outperformance[7]



(1) Versus traditional hotel operating costs. (2) Includes currently live and contracted properties. (3) Source: Euromonitor. (4) Reflects cumulative US apartment and global hotel market share of units contracted by Sonder from 2021E - 2025E. Further penetration detail on page 25. (5) 2020A-2025E GAAP Revenue CAGR. (6) Based on late stage pipeline deals in lease negotiation and LOI as of 12/31/2020. Payback period defined as the forecasted number of months it takes for a deal's cumulative cash flow to turn positive based on Sonder's internal underwriting process. (7) STR as of 12/31/2020. Outperformance indexed to STR traditional hotels index, which represents Upper Upscale hotels in cities where Sonder operates. RevPAR (Revenue per Available Room) is a key metric defined as Revenue divided by Bookable Days. Further detail on page 23.

Sonder

9

Company Overview Today, travelers are forced to choose among three flawed options... Boutique Hotels Big Box Hotels Short Term Rentals Expensive Boring Unpredictable 10Company Overview Today, travelers are forced to choose among three flawed options... Boutique Hotels Big Box Hotels Short Term Rentals Expensive Boring Unpredictable 10

Company Overview …but we see no Tech-enabled, modern service Consistent, high quality reason to compromise Exceptional design Compelling value 11Company Overview …but we see no Tech-enabled, modern service Consistent, high quality reason to compromise Exceptional design Compelling value 11

Company Overview Global Lodging Market $222B Global luxury and upscale hotel spend in 2019 Our long term goal is to become the leading brand $809B within the massive, Total addressable global lodging $496B $800B+ addressable market in 2019 Untapped lodging lodging market markets $91B Global short-term rental market in 2019 Source: Euromonitor 12 Note: The untapped lodging markets are primarily comprised of mid-market and budget hotels, as well as the long-tail lodging options globally such as smaller, unrated hotels and hostels/inns/lodges.Company Overview Global Lodging Market $222B Global luxury and upscale hotel spend in 2019 Our long term goal is to become the leading brand $809B within the massive, Total addressable global lodging $496B $800B+ addressable market in 2019 Untapped lodging lodging market markets $91B Global short-term rental market in 2019 Source: Euromonitor 12 Note: The untapped lodging markets are primarily comprised of mid-market and budget hotels, as well as the long-tail lodging options globally such as smaller, unrated hotels and hostels/inns/lodges.

Company Overview Our design-led, tech-enabled experience drives exceptional value to both guests and real estate owners Guests Real estate owners Tech-centric  Design-led Compelling economics Higher quality Hands-oﬀ management Lower cost Credentialed partner Our platform manages the end-to-end guest experience 13Company Overview Our design-led, tech-enabled experience drives exceptional value to both guests and real estate owners Guests Real estate owners Tech-centric Design-led Compelling economics Higher quality Hands-oﬀ management Lower cost Credentialed partner Our platform manages the end-to-end guest experience 13

Company Overview Traditional Room service Concierge desk hospitality still relies on antiquated services Front desk Taxi stand 14 Company Overview Traditional Room service Concierge desk hospitality still relies on antiquated services Front desk Taxi stand 14

Company Overview Our technology powers the entire guest journey, from booking through checkout 1 2 3 4 5 6 Search, Discovery & Check-In One-Touch Wiﬁ Digital Customer Service Check-out Seamless check-in with Wiﬁ and other amenities Guest survey and Booking Concierge On Demand important notiﬁcations may be accessed and refer-a-friend promo codes Easy, intuitive browsing with Curated localized Service requests and issue booked on mobile frictionless reservations recommendations reporting 15Company Overview Our technology powers the entire guest journey, from booking through checkout 1 2 3 4 5 6 Search, Discovery & Check-In One-Touch Wiﬁ Digital Customer Service Check-out Seamless check-in with Wiﬁ and other amenities Guest survey and Booking Concierge On Demand important notiﬁcations may be accessed and refer-a-friend promo codes Easy, intuitive browsing with Curated localized Service requests and issue booked on mobile frictionless reservations recommendations reporting 15

Company Overview

We've built the operating system for hospitality, infusing technology into every facet of the business

Supply growth



Revenue Forecasting

Custom boundary drawn comps
Contextual data to better forecast revenue



Underwriting

Mapping visualization
RevPAR triangulation

Building Openings



Supply Chain / Onboarding

Powering our property onboardings and openings
Warehouse & inventory management



Listing / Distribution

Distribution API integrations
Listing platforms

Operations



Demand Generation

Pricing automation
Room attribution algorithm



Dispatch / Customer Service

Housekeeping & quality assurance
Task platform

Sonder

16

Company Overview

Our technology and differentiated model enable us to reduce operating costs vs. traditional hotels by as much as 50%


Operating Costs
~50%
Illustrative Traditional Hotel
Sonder

Process automation

- Check-ins
- Requests
- Operations

Service efficiency

- Messaging, not calling
- Centralized contact center
- Self-serve & automation

3rd party amenities

- On-demand services
- Partnerships

Sonder
17

Company Overview We partner with artists, architects and designers to bring extraordinary spaces to life Featured in 18 18Company Overview We partner with artists, architects and designers to bring extraordinary spaces to life Featured in 18 18

Company Overview

We have global scale with 300+ properties across 35 markets and a proven expansion playbook



~12K
Live and Contracted Units

~5x
Size of largest direct competitor[1]

Live | 2021 Planned Openings

Americas

Atlanta
Austin
Boston
Charleston
Chicago
Dallas
Denver
Detroit
Houston
Los Angeles
Mexico City
Miami
Minneapolis
Montreal
Nashville
New Orleans
New York City
Orlando
Palm Springs
Philadelphia
Phoenix
San Antonio
San Diego
San Francisco
Savannah
Seattle
Toronto
Vancouver
Washington D.C.

Europe & Other International

Amsterdam
Barcelona
Dublin
Edinburgh
Dubai
Glasgow
London
Madrid
Milan
Paris
Rome

Sonder

(1) Defined as short term rental operators. Comparison includes live units only.

19

Company Overview

We offer entire properties curated and operated by Sonder, from apartment developments to modernized hotels

Apartment developments[1]


17 West
Miami


Marina
Dubai


Museum District
Philadelphia


Essex
Chicago

Modernized hotels


V Hotel
Palm Springs


Flatiron
New York


Chelsea Green
London


Crescent
Beverly Hills

Sonder

(1) Defined as commercial or mixed use apartment developments.

20

Company Overview

Whether you need a Sonder for a night, a week or a month, we've built an experience our guests love

70%+ CSAT[1]


Montreal

The Richmond
78% 5/5 | 160+ Reviews

"Brand new building in a trendy neighbourhood, surrounded by good restaurants and amazing cafeterias. The apartment was super clean and comfortable. I'd definitely recommend this place! We'll be booking again when we're back in MTL." -*Bianca*


Dubai

Marina Suites
76% 5/5 | ~600 Reviews

"The room was superb. [There was] privacy even if travelling with friends or family. [Location is] right by the Marina. Superb." -*Stephen*


Philadelphia

The Heid
75% 5/5 | 230+ Reviews

"The ambiance, the space, the location were all on point. Loved the records and the record player. It was super convenient to check-in and check-out." -*Melinda*


Boston

The Pierce
83% 5/5 | 130+ Reviews

"We had the most fantastic experience staying with Sonder. The views from rooms were amazing. Very modern apartments that looked exactly as they did on the photos. We have family in Boston and will definitely be recommending to anyone that comes out to visit." -*Carole*

Note: CSAT/Customer Satisfaction defined as % of guests surveyed who rated Sonder as a 5 on a scale of 1 (lowest) to 5 (highest). Data reflective of pre-COVID time period, as of Q1 2020. (1) Inclusive of buildings with greater than 25 reviews within Q1 2020.

Sonder

21

Company Overview Direct Bookings, % Total Revenue ~60% Direct bookings benchmark for 1 US Hotels Our exceptional experience keeps driving direct ~70% booking share, Of repeat bookings 2 are direct even with minimal marketing spend 2x Increase in repeat bookings from 2019 to Dec. 2020 2018 2019 2020 Note: Direct revenue represents bookings through Sonder.com and reﬂects revenue collected after discounts are applied. 22 (1) Source: Skift, Kalibri Labs as of EOY 2019. Direct bookings calculated as the sum of Hotel or Brand Website, Voice and Property Direct booking revenue. (2) Repeat direct booking % as of Q4 2020 and deﬁned as % of repeat bookings made through Sonder.com within the same quarter.Company Overview Direct Bookings, % Total Revenue ~60% Direct bookings benchmark for 1 US Hotels Our exceptional experience keeps driving direct ~70% booking share, Of repeat bookings 2 are direct even with minimal marketing spend 2x Increase in repeat bookings from 2019 to Dec. 2020 2018 2019 2020 Note: Direct revenue represents bookings through Sonder.com and reﬂects revenue collected after discounts are applied. 22 (1) Source: Skift, Kalibri Labs as of EOY 2019. Direct bookings calculated as the sum of Hotel or Brand Website, Voice and Property Direct booking revenue. (2) Repeat direct booking % as of Q4 2020 and deﬁned as % of repeat bookings made through Sonder.com within the same quarter.

Company Overview 2 Monthly RevPAR In 2020, we showcased the resiliency of our business model Dec-20 Monthly Occupancy Rate Sonder RevPAR vs. 1 2.8x traditional hotels Sonder Occupancy 1 3.0x vs. traditional hotels Dec-20 Source: STR as of 12/31/2020 Note: “Traditional Hotels” represents Upper Upscale class in cities where Sonder operates. Sonder and hotel occupancy rates both represent “soft” occupancy, which counts bookable days as days in a month less internal holds, in order to show Sonder and hotels on a comparable basis (hotels have shut down 23 meaningful capacity which is excluded from denominator). STR deﬁnes chain scale segments, including the Upper Upscale designation according to actual average room rates. (1) As of 12/31/20. (2) RevPAR (Revenue per Available Room) is a key metric deﬁned as Revenue divided by Bookable Days.Company Overview 2 Monthly RevPAR In 2020, we showcased the resiliency of our business model Dec-20 Monthly Occupancy Rate Sonder RevPAR vs. 1 2.8x traditional hotels Sonder Occupancy 1 3.0x vs. traditional hotels Dec-20 Source: STR as of 12/31/2020 Note: “Traditional Hotels” represents Upper Upscale class in cities where Sonder operates. Sonder and hotel occupancy rates both represent “soft” occupancy, which counts bookable days as days in a month less internal holds, in order to show Sonder and hotels on a comparable basis (hotels have shut down 23 meaningful capacity which is excluded from denominator). STR deﬁnes chain scale segments, including the Upper Upscale designation according to actual average room rates. (1) As of 12/31/20. (2) RevPAR (Revenue per Available Room) is a key metric deﬁned as Revenue divided by Bookable Days.

Company Overview The majority of our guests are: 1 2 Leisure Travelers Domestic Travelers Younger Travelers Leisure Business N. America International Under 50 Over 50 Our guest profile and wide range of use cases position us to rebound from the pandemic much faster than the Our product portfolio can serve diverse use cases: overall hospitality market 1 day to 30+ Apartments Leisure travelers & Digital nomads & & hotel rooms families young professionals day stays Note: Metrics as of February 2020 as proxy for pre-COVID stabilized state. (1) Based on February 2020 Guest survey; special occasion categorized as leisure 24 travel for graphical purposes. (2) Represents % of guests in Sonder North America properties (i.e., 84% of guests at North American Sonder properties traveled from North America).Company Overview The majority of our guests are: 1 2 Leisure Travelers Domestic Travelers Younger Travelers Leisure Business N. America International Under 50 Over 50 Our guest profile and wide range of use cases position us to rebound from the pandemic much faster than the Our product portfolio can serve diverse use cases: overall hospitality market 1 day to 30+ Apartments Leisure travelers & Digital nomads & & hotel rooms families young professionals day stays Note: Metrics as of February 2020 as proxy for pre-COVID stabilized state. (1) Based on February 2020 Guest survey; special occasion categorized as leisure 24 travel for graphical purposes. (2) Represents % of guests in Sonder North America properties (i.e., 84% of guests at North American Sonder properties traveled from North America).

Company Overview

We have significant whitespace within the apartment development and hotel markets


3.5M
New apartment units in Sonder's current US markets from 2021E - 2025E[1]
0.8%
Cumulative apartment market share of units **contracted by Sonder** in Sonder's current US markets from 2021E - 2025E
US Apartment Units
Global Hotel Units
2.2M
Total hotel units in Sonder's current global markets by EOY 2025[2]
1.8%
Cumulative hotel market share of units **contracted by Sonder** in Sonder's current global markets from 2021E - 2025E

Source: STR, YardiMatrix
(1) Reflects ~700K new apartment units annually from 2021 through 2025.
(2) Reflects existing and pipeline hotel keys for Midscale through Upper Upscale. STR defines chain scale segments, including the Upper Upscale and Midscale designation according to actual average room rates.

Sonder
25

Company Overview We offer a unique Apartment developers Hotel owners value proposition to real estate partners... Technology, design & Eliminate 12-24 month brand-driven revenue lease-ups Faster construction loan pay Signiﬁcant operating cost reduction down No management or daily Cash ﬂow advantage driven by operational responsibilities Sonder’s operating eﬃciency 26 Note: Transient demand is defined as _____.Company Overview We offer a unique Apartment developers Hotel owners value proposition to real estate partners... Technology, design & Eliminate 12-24 month brand-driven revenue lease-ups Faster construction loan pay Signiﬁcant operating cost reduction down No management or daily Cash ﬂow advantage driven by operational responsibilities Sonder’s operating eﬃciency 26 Note: Transient demand is defined as _____.

Company Overview

...while also achieving more attractive terms for Sonder than ever before

- 5-7 years initial term with renewals at Sonder's option
- Upfront rent abatements
- Downside protections (recession relief, force majeure, mark-to-market, regulatory change clauses)

	Pre-COVID	Post-COVID
Business Model	~100% Fixed leases	Flexible Contract structure (Fixed lease, Rev. share, Mixed leases)
Capital Light	<15% Owner-funded CapEx	~90% Owner-funded CapEx
Unit Economics	14% / $7K Avg. PLP % / $ per Unit per Year[1] (before revenue and cost improvement initiatives)	22%+ / $13K Avg. PLP % / $ per Unit per Year[1] (before revenue and cost improvement initiatives)
Competitive Leadership	3 Direct scaled competitors[2]	0 Direct scaled competitors[2]

Note: "Pre-COVID" reflects units contracted before Q2 2020. "Post-COVID" reflects units contracted during Q4 2020.
(1) Property-level Profit (PLP) is a non-GAAP financial measure that Sonder defines as GAAP Gross Profit less PLC not captured in GAAP Gross Profit and adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance.
(2) Defined as short-term rental operators that have raised more than $100M in capital.

Sonder
27

Company Overview 5 1 Faster Supply, Investments Revenue & in Tech 1 PLP Growth The Sonder flywheel underscores our rapid growth as 4 2 Improved Deal we transform the Better Guest Terms and Conversion Rates Experience & Cost industry on Better Supply Structure 3 Better Unit Economics & Brand (1) Property-level Proﬁt (PLP) is a non-GAAP ﬁnancial measure that Sonder deﬁnes as GAAP Gross Proﬁt less PLC not captured in GAAP Gross Proﬁt and 28 adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance. Company Overview 5 1 Faster Supply, Investments Revenue & in Tech 1 PLP Growth The Sonder flywheel underscores our rapid growth as 4 2 Improved Deal we transform the Better Guest Terms and Conversion Rates Experience & Cost industry on Better Supply Structure 3 Better Unit Economics & Brand (1) Property-level Proﬁt (PLP) is a non-GAAP ﬁnancial measure that Sonder deﬁnes as GAAP Gross Proﬁt less PLC not captured in GAAP Gross Proﬁt and 28 adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance.

Company Overview

We have multiple levers to drive continued growth

In Process
(Next 3 Years)

- Global portfolio of 56K[1] economically attractive units
- Accelerate the development of our proprietary technology
- Drive down property-level costs through automation and self-serve
- Drive up RevPAR capabilities through ancillary revenue, B2B, group and loyalty

Medium Term
(3-5 Years)

- Expand to Asia and within Latin America
- Transition to majority liability light (revenue share / mixed leases)
- Diversify property types (resort / villas / residences)

Longer Term
(5+ Years)

- Franchise contracts for Sonder technology, brand and distribution
- Hospitality SaaS - white label Sonder technology for independent operators

(1) Reflects 2024E forecasted EOY live units.

Sonder

29

Company Overview

Our high performance executive team combines deep technology, operations and hospitality experience

Francis Davidson
Co-Founder & CEO
Sonder

Sanjay Banker
President & CFO
TPG

Martin Picard
Co-Founder & Global Head of RE
Deloitte.

Satyen Pandya
CTO
amazon

Phil Rothenberg
General Counsel
TESLA

Melika Carroll
VP of Corporate Affairs
salesforce

Shruti Challa
VP of Revenue
Booking.com

Nicolas Chammas
VP of Strategic Finance
AKKR

Arthur Chang
VP & Chief of Staff
starwood Hotels and Resorts

Deeksha Hebbar
VP of Operations
McKinsey & Company

Christian Hempell
VP of Market Operations North America
IHG

Gregg Hurley
VP of Real Estate Development
lululemon athletica

Matt Judge
VP of Design & Experience

Nicole LaFlamme
VP of Human Resources
MGM RESORTS

Harsh Mehta
VP of EMEA
amazon

Ritesh Patel
VP & Controller
FORESCOUT

Kristen Richter
VP of Sales
RADISSON HOTELS

Select Investors

ATREIDES MANAGEMENT, BEZOS EXPEDITIONS, Fidelity Investments, GREENOAKS, greylockpartners., inovia, SPARK CAPITAL, tao, THAYER VENTURES, VALOR EQUITY PARTNERS, WESTCAP, Wilson Family

Sonder

30

Financial Overview Company Overview Financial Over view Transaction Overview 31Financial Overview Company Overview Financial Over view Transaction Overview 31

Financial Overview

Financial highlights

Scaled business

$4.0B
2025E Revenue

~77K
2025E Ending Live Units

Rapid growth

103%
2020A - 2025E Revenue CAGR

76%
2020A - 2025E Live Unit CAGR

Outstanding unit economics

3 mo.
Average estimated payback period[1]

Capital and liability light

~90%
CapEx funded by landlords (current pipeline and recently contracted units)

19%
Current pipeline Revenue Share / Mixed Lease deals

Attractive margins

32%
Property Level Profit (PLP) Margin[2] (2025E)

Meaningful outperformance

2.8x
RevPAR vs. traditional hotels[3]

3.0x
Occupancy vs. traditional hotels[3]



(1) Based on late stage pipeline deals in lease negotiation and LOI as of 12/31/2020. Payback period defined as the forecasted number of months it takes for a deal's cumulative cash flow to turn positive based on Sonder's internal underwriting process. (2) Property-level Profit (PLP) is a non-GAAP financial measure that Sonder defines as GAAP Gross Profit less PLC not captured in GAAP Gross Profit and adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance. (3) STR as of 12/31/2020. "Traditional Hotels" represents Upper Upscale class in cities where Sonder operates. Sonder and hotel occupancy rates both represent "soft" occupancy, which counts bookable days as days in a month less internal holds, in order to show Sonder and hotels on a comparable basis (hotels have shut down meaningful capacity which is excluded from denominator). STR defines chain scale segments, including the Upper Upscale designation according to actual average room rates. RevPAR (Revenue per Available Room) is a key metric defined as Revenue divided by Bookable Days

Sonder 32

Financial Overview Our powerful supply growth engine is expected to drive rapid live unit growth Ending Live Units & Contracted Units Live Units Contracted Units Forecast assumes conservative unit contracting cadence ~90% 875 1,159 of 2025E Live Units are < expected to be contracted Forecasted average units Achieved average units Post-COVID contracted per month contracted per month in 2021E - 2022E Q4 2019 Portfolio 1 rebalancing Note: Ending Live units represents total units bookable for guests at the end of each calendar year. Ending Contracted units represents total units that have been contracted, but are not yet bookable for guests at the end of 33 each calendar year. Live units + Contracted units may not add up precisely to the full portfolio ﬁgures due to rounding. (1) ~4K units dropped from portfolio (Live and Contracted) in 2020, ~30% of January 2020 total portfolio.Financial Overview Our powerful supply growth engine is expected to drive rapid live unit growth Ending Live Units & Contracted Units Live Units Contracted Units Forecast assumes conservative unit contracting cadence ~90% 875 1,159 of 2025E Live Units are < expected to be contracted Forecasted average units Achieved average units Post-COVID contracted per month contracted per month in 2021E - 2022E Q4 2019 Portfolio 1 rebalancing Note: Ending Live units represents total units bookable for guests at the end of each calendar year. Ending Contracted units represents total units that have been contracted, but are not yet bookable for guests at the end of 33 each calendar year. Live units + Contracted units may not add up precisely to the full portfolio ﬁgures due to rounding. (1) ~4K units dropped from portfolio (Live and Contracted) in 2020, ~30% of January 2020 total portfolio.

Financial Overview We’re conservatively forecasting RevPAR growth despite our conviction around pent-up demand and our ability to achieve planned revenue initiatives RevPAR 2 RevPAR growth split between CBRE forecasts +28% 2020A-2025E 1 ~80% market recovery and ~20% initiatives, including: RevPAR CAGR for traditional hotels , ● Improved revenue management● Ancillary revenue opportunities while Sonder conservatively assumes +16% for the same period ● Loyalty and CRM● Additional distribution channels Note: RevPAR is a key metric deﬁned by Sonder as Revenue divided by Bookable Days. 34 (1) Per CBRE upper upscale US RevPAR forecast. (2) Sonder RevPAR growth driven by recovery from COVID-19 impact, inﬂationary growth and key initiatives such as demand driver optimization, revenue management improvements, increased channels, ancillary revenue opportunities, streamlined service delivery and improved inventory management. Financial Overview We’re conservatively forecasting RevPAR growth despite our conviction around pent-up demand and our ability to achieve planned revenue initiatives RevPAR 2 RevPAR growth split between CBRE forecasts +28% 2020A-2025E 1 ~80% market recovery and ~20% initiatives, including: RevPAR CAGR for traditional hotels , ● Improved revenue management● Ancillary revenue opportunities while Sonder conservatively assumes +16% for the same period ● Loyalty and CRM● Additional distribution channels Note: RevPAR is a key metric deﬁned by Sonder as Revenue divided by Bookable Days. 34 (1) Per CBRE upper upscale US RevPAR forecast. (2) Sonder RevPAR growth driven by recovery from COVID-19 impact, inﬂationary growth and key initiatives such as demand driver optimization, revenue management improvements, increased channels, ancillary revenue opportunities, streamlined service delivery and improved inventory management.

Financial Overview We’re confident in our strong revenue growth outlook driven by a combination of rapid supply aggregation, modest market recovery and RevPAR initiatives GAAP Revenue ($M) 103% 2020A-2025E CAGR ~70% of 2022E revenue driven by units already live or contracted 35 Note: 2019A and 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50. Financial Overview We’re confident in our strong revenue growth outlook driven by a combination of rapid supply aggregation, modest market recovery and RevPAR initiatives GAAP Revenue ($M) 103% 2020A-2025E CAGR ~70% of 2022E revenue driven by units already live or contracted 35 Note: 2019A and 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50.

Financial Overview Our current portfolio of already live and contracted units gives us high visibility into our 2021 and 2022 revenue targets 2021E GAAP Revenue ($M) 2022E GAAP Revenue ($M) ~70% of 2022E Revenue (before 1 initiatives ) from units already live or contracted ~98% of 2021E Revenue (before 1 initiatives ) from units already live or contracted 36 Note: “Live Units” cohort represents units bookable in or by March 2021. “Contracted Units” cohort represents all units contracted in or by March 2021. “New Units” cohort represents all forecasted unit contractings after March 2021. (1) Calculated as (Live Units + Contracted Units) / (Revenue - RevPar Initiatives). Financial Overview Our current portfolio of already live and contracted units gives us high visibility into our 2021 and 2022 revenue targets 2021E GAAP Revenue ($M) 2022E GAAP Revenue ($M) ~70% of 2022E Revenue (before 1 initiatives ) from units already live or contracted ~98% of 2021E Revenue (before 1 initiatives ) from units already live or contracted 36 Note: “Live Units” cohort represents units bookable in or by March 2021. “Contracted Units” cohort represents all units contracted in or by March 2021. “New Units” cohort represents all forecasted unit contractings after March 2021. (1) Calculated as (Live Units + Contracted Units) / (Revenue - RevPar Initiatives).

Financial Overview We see a clear path to +30% Property Level Profit Margin via market recovery, improved post-COVID deal terms, scale economies and technology investments Total Portfolio - Property Level Proﬁt Margin (%) $40M ~$1.3B 2022E PLP $ 2025E PLP $ 37 Note: Property-level Proﬁt (PLP) is a non-GAAP ﬁnancial measure that Sonder deﬁnes as GAAP Gross Proﬁt less PLC not captured in GAAP Gross Proﬁt and adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance. Pre-COVID stabilized PLP based on December 2019 Unit Economics. Financial Overview We see a clear path to +30% Property Level Profit Margin via market recovery, improved post-COVID deal terms, scale economies and technology investments Total Portfolio - Property Level Proﬁt Margin (%) $40M ~$1.3B 2022E PLP $ 2025E PLP $ 37 Note: Property-level Proﬁt (PLP) is a non-GAAP ﬁnancial measure that Sonder deﬁnes as GAAP Gross Proﬁt less PLC not captured in GAAP Gross Proﬁt and adjusting GAAP to Cash rent. Property-level Costs (PLC) include Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance, and Utilities & Insurance. Pre-COVID stabilized PLP based on December 2019 Unit Economics.

Financial Overview

Compelling "per night" unit economics drive robust annual economics...

Per Bookable Day Assumptions 2025E	
Average Daily Rate $	$220
Occupancy %	77%
RevPAR	**$170**
Landlord Payments	$66
Property Level Costs	$50
Property Level Profit	**$54**
% Margin	*32%*
Other Operating Expenses	$19
Adj. EBITDA	**$35**
% Margin	*21%*

Annualized New Unit Assumptions 2025E

$62K
Revenue / Unit

$20K
Property Level Profit / Unit

$3K
Sonder portion of Pre-Opening Costs (POC) per Unit

Owner-provided CapEx increases operating leverage as average Sonder funded POC drops from $13k to $3k

Note: Inclusive of revenue and cost improvements.
(1) Property Level Costs includes Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance and Utilities & Insurance. Annualized metrics based on 365 days per year.
(2) Other Operating Expenses is comprised of Research & Development, General & Administrative, Sales & Marketing, Operations, Pre-Opening Costs (POC) and Capex Allowance.

Sonder 38

Financial Overview

… which underscore our post-pandemic outlook on margin expansion

($ in 000s, except RevPAR)	2020A	2021E	2022E	2023E	2024E	2025E
Live units (EOY)	4,565	8,133	18,572	34,889	55,654	77,234
Bookable days	1,434,828	1,887,422	4,500,019	9,224,242	16,034,053	23,538,637
RevPAR	**$81**	**$92**	**$136**	**$156**	**$164**	**$170**
GAAP Revenue	**$116,153**	**$172,831**	**$610,450**	**$1,439,185**	**$2,633,829**	**$3,995,280**
YoY growth	*(19%)*	*49%*	*253%*	*136%*	*83%*	*52%*
Landlord Payments	($119,347)	($158,366)	($345,523)	($653,888)	($1,094,531)	($1,563,428)
Property Level Costs[1]	($51,887)	($80,850)	($224,468)	($477,595)	($762,780)	($1,168,928)
Property Level Profit	**($55,081)**	**($66,383)**	**$40,458**	**$307,701**	**$776,518**	**$1,262,924**
PLP margin %	*(47%)*	*(38%)*	*7%*	*21%*	*29%*	*32%*
Other Operating Expenses[2]	**($142,544)**	**($190,460)**	**($246,303)**	**($283,500)**	**($355,799)**	**($441,172)**
Adj. EBITDA	**($197,625)**	**($256,843)**	**($205,845)**	**$24,201**	**$420,720**	**$821,752**
Adj. EBITDA margin %	*(170%)*	*(149%)*	*(34%)*	*2%*	*16%*	*21%*

Note: P&L represents management presentation of financials. 2020A financials are preliminary and subject to adjustment. Please refer to risk factors on page 50.
(1) Property Level Costs includes Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance and Utilities & Insurance.
(2) Other Operating Expenses is comprised of Research & Development, General & Administrative, Sales & Marketing, Operations, Pre-Opening Costs (POC) and Capex Allowance.

Sonder

39

Financial Overview

Hospitality deserves an iconic, 21st century brand. This is *our* moment.

Tech-driven platform	**~50%** Operating cost reduction[1]	**100%** Digital, mobile first service
Design-forward experience loved by our guests	**70%+** Customer Satisfaction (CSAT) scores	**300+** Extraordinary properties[2]
Enormous market opportunity	**$809B+** Global lodging market[3]	**<2.0%** Share in current markets by 2025[4]
Strong value proposition to real estate partners	Lower costs, faster lease-up, better ROI	Alleviate management responsibilities
Rapid growth and proven unit economics	**103%** Revenue CAGR[5]	**3 Month** Avg. estimated payback period[6]
COVID outperformance	**2.8x** RevPAR outperformance[7]	**3.0x** Occupancy outperformance[7]
Experienced team	Deep industry expertise	Full executive bench ready to scale



(1) Versus traditional hotel operating costs. (2) Includes currently live and contracted properties. (3) Source: Euromonitor. (4) Reflects cumulative US apartment and global hotel market share of units contracted by Sonder from 2021E - 2025E. Further penetration detail on page 25. (5) 2020A-2025E GAAP Revenue CAGR. (6) Based on late stage pipeline deals in lease negotiation and LOI as of 12/31/2020. Payback period defined as the forecasted number of months it takes for a deal's cumulative cash flow to turn positive based on Sonder's internal underwriting process. (7) STR as of 12/31/2020. Outperformance indexed to STR traditional hotels index, which represents Upper Upscale hotels in cities where Sonder operates. RevPAR (Revenue per Available Room) is a key metric defined as Revenue divided by Bookable Days. Further detail on page 23.

Sonder

40

Transaction Overview Company Overview Financial Overview Transaction Overview 41Transaction Overview Company Overview Financial Overview Transaction Overview 41

Transaction Overview Transaction summary Illustrative Pro Forma Valuation ($M, except per share values) Key Transaction Terms Pro Forma Capitalization ● Pro forma enterprise value of $2,200M (3.6x 2022E revenue) Share Price at Merger $ 10.00 ● Pro forma net balance sheet cash includes proceeds from the March 2021 convertible Total Shares Outstanding 293.9 note issuance Equity Value $ 2,939 ● Existing Sonder shareholders will retain 74% ownership in the pro forma company (-) PF Net Balance Sheet Cash ($739) ● Both the SPAC and PIPE oﬀering are 100% primary with all net proceeds (after Enterprise Value $ 2,200 transaction costs) going to the balance sheet 2022E GAAP Revenue $ 610 Implied Multiple 3.6x Illustrative Post-Transaction Ownership Sources and Uses ($M) Sources 4% SPAC Cash in Trust $ 450 Pro Forma Ownership Value New PIPE Investment 200 Seller Rollover Equity 2,177 Existing Sonder Shareholders $ 2,177 Total $ 2,827 SPAC Shareholders 450 PIPE Investors 200 Uses SPAC Sponsor 113 Net Cash to Balance Sheet $ 620 Total Value $ 2,939 Transaction Costs 30 Seller Rollover Equity 2,177 Total $ 2,827 Note: Assumes a nominal share price of $10.00 per share. Pro Forma Ownership excludes impact of warrants and earnout to existing Sonder shareholders. Shareholders from the recent convertible notes issuance 42 included in existing Sonder shareholders. Pro forma net balance sheet cash includes approximately $119M of net cash projected as of 06/30/2021, which includes $35M of projected debt outstanding. Excludes $16-$18M of potential Company transaction expenses.Transaction Overview Transaction summary Illustrative Pro Forma Valuation ($M, except per share values) Key Transaction Terms Pro Forma Capitalization ● Pro forma enterprise value of $2,200M (3.6x 2022E revenue) Share Price at Merger $ 10.00 ● Pro forma net balance sheet cash includes proceeds from the March 2021 convertible Total Shares Outstanding 293.9 note issuance Equity Value $ 2,939 ● Existing Sonder shareholders will retain 74% ownership in the pro forma company (-) PF Net Balance Sheet Cash ($739) ● Both the SPAC and PIPE oﬀering are 100% primary with all net proceeds (after Enterprise Value $ 2,200 transaction costs) going to the balance sheet 2022E GAAP Revenue $ 610 Implied Multiple 3.6x Illustrative Post-Transaction Ownership Sources and Uses ($M) Sources 4% SPAC Cash in Trust $ 450 Pro Forma Ownership Value New PIPE Investment 200 Seller Rollover Equity 2,177 Existing Sonder Shareholders $ 2,177 Total $ 2,827 SPAC Shareholders 450 PIPE Investors 200 Uses SPAC Sponsor 113 Net Cash to Balance Sheet $ 620 Total Value $ 2,939 Transaction Costs 30 Seller Rollover Equity 2,177 Total $ 2,827 Note: Assumes a nominal share price of $10.00 per share. Pro Forma Ownership excludes impact of warrants and earnout to existing Sonder shareholders. Shareholders from the recent convertible notes issuance 42 included in existing Sonder shareholders. Pro forma net balance sheet cash includes approximately $119M of net cash projected as of 06/30/2021, which includes $35M of projected debt outstanding. Excludes $16-$18M of potential Company transaction expenses.

Transaction Overview Sonder’s peer set represents strong brands and technology-enabled platforms Vertical Disruptors Digital Hospitality & Real Estate ■ Similar long-term margin proﬁle■ Disrupting traditional lodging industry ■ Recognized consumer-brands ■ Proven technology-enabled platforms ■ Operating in large and growing ■ Massive market still in early innings of markets digitization Upper Upscale Lodging ■ Access to diﬀerentiated supply ■ Strong brands within their core markets ■ Demonstrated operational expertise 43Transaction Overview Sonder’s peer set represents strong brands and technology-enabled platforms Vertical Disruptors Digital Hospitality & Real Estate ■ Similar long-term margin proﬁle■ Disrupting traditional lodging industry ■ Recognized consumer-brands ■ Proven technology-enabled platforms ■ Operating in large and growing ■ Massive market still in early innings of markets digitization Upper Upscale Lodging ■ Access to diﬀerentiated supply ■ Strong brands within their core markets ■ Demonstrated operational expertise 43

Transaction Overview Valuation benchmarking (1/2) 2022E Revenue Multiple Median: 5.3x Median: 4.7x Median: 4.8x 2022E Adj. EBITDA Multiple Median: NM Median: 19.4x Median: 19.6x Sonder Implied Adj. Multiple at Target Margin of 25%: 14.4x NM NM NM NM NM NM NM NM Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 44 Note: Revenue used to calculate Sonder multiple reﬂects GAAP Revenue, and Adjusted EBITDA reﬂects a non-GAAP metric. Multiples greater than 50x are excluded as not meaningful (“NM”).Transaction Overview Valuation benchmarking (1/2) 2022E Revenue Multiple Median: 5.3x Median: 4.7x Median: 4.8x 2022E Adj. EBITDA Multiple Median: NM Median: 19.4x Median: 19.6x Sonder Implied Adj. Multiple at Target Margin of 25%: 14.4x NM NM NM NM NM NM NM NM Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 44 Note: Revenue used to calculate Sonder multiple reﬂects GAAP Revenue, and Adjusted EBITDA reﬂects a non-GAAP metric. Multiples greater than 50x are excluded as not meaningful (“NM”).

Transaction Overview Valuation benchmarking (2/2) 2023E Revenue Multiple Median: 4.4x Median: 3.4x Median: 4.1x 2023E Adj. EBITDA Multiple Median: 35.3x Median: 15.9x Median: 15.7x Sonder Implied Adj. Multiple at Target Margin of 25%: 6.1x NM NM NM NM Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 45 Note: Revenue used to calculate Sonder multiple reﬂects GAAP Revenue, and Adjusted EBITDA reﬂects a non-GAAP metric. Multiples greater than 50x are excluded as not meaningful (“NM”). Transaction Overview Valuation benchmarking (2/2) 2023E Revenue Multiple Median: 4.4x Median: 3.4x Median: 4.1x 2023E Adj. EBITDA Multiple Median: 35.3x Median: 15.9x Median: 15.7x Sonder Implied Adj. Multiple at Target Margin of 25%: 6.1x NM NM NM NM Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 45 Note: Revenue used to calculate Sonder multiple reﬂects GAAP Revenue, and Adjusted EBITDA reﬂects a non-GAAP metric. Multiples greater than 50x are excluded as not meaningful (“NM”).

Transaction Overview Operational benchmarking 2017A – 2019A Revenue CAGR Median: 37% Median: 10% Median: 8% 2020A – 2023E Revenue CAGR Median: 33% Median: 37% Median: 31% Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 46 Note: Revenue used to calculate Sonder CAGRs reﬂect GAAP Revenue. DoorDash revenue CAGR reﬂects 2018A-2019A annual growth as 2017A ﬁgures not disclosed.Transaction Overview Operational benchmarking 2017A – 2019A Revenue CAGR Median: 37% Median: 10% Median: 8% 2020A – 2023E Revenue CAGR Median: 33% Median: 37% Median: 31% Vertical Disruptors Digital Hospitality and Real Estate Upper Upscale Lodging Source: Bloomberg, Capital IQ, Company Filings; market data as of 04/23/2021 46 Note: Revenue used to calculate Sonder CAGRs reﬂect GAAP Revenue. DoorDash revenue CAGR reﬂects 2018A-2019A annual growth as 2017A ﬁgures not disclosed.

Appendix 47Appendix 47

Appendix ($ in 000s) 2019 2020 Revenue $142,908 $116,153 Cost of Revenue ($116,028) ($131,413) Gross Proﬁt $26,880 ($15,261) 2019 & 2020 Total Operating Expenses ($199,988) ($221,112) Unaudited GAAP Operating Income (Loss) ($173,108) ($236,372) financials Other Income and Expenses ($5,636) ($3,867) Income (Loss) Before Provision of Income Taxes ($178,744) ($240,240) Provision for Income Taxes ($23) ($423) Net Income (Loss) ($178,767) ($240,663) 48 (1) 2019A and 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50. Appendix ($ in 000s) 2019 2020 Revenue $142,908 $116,153 Cost of Revenue ($116,028) ($131,413) Gross Proﬁt $26,880 ($15,261) 2019 & 2020 Total Operating Expenses ($199,988) ($221,112) Unaudited GAAP Operating Income (Loss) ($173,108) ($236,372) financials Other Income and Expenses ($5,636) ($3,867) Income (Loss) Before Provision of Income Taxes ($178,744) ($240,240) Provision for Income Taxes ($23) ($423) Net Income (Loss) ($178,767) ($240,663) 48 (1) 2019A and 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50.

Appendix 2020 GAAP to Non-GAAP Bridge ($ in 000s) GAAP Gross Proﬁt ($15,261) 1 (-) Property-level Costs ($51,887) (+) Cleaning Expenses $8,454 (+) Credit Card Fees $2,948 (+) Cash to GAAP Rent Adjustment $665 Non-GAAP Property Level Proﬁt ($55,081) reconciliation GAAP Operating Loss ($236,372) Adjustments to GAAP Rent (GAAP to Cash Rent) $665 (+) Depreciation $16,142 (+) Stock Based Compensation $9,945 (+) COVID One time Oﬀboardings and Other $11,519 (+) Cash payments from landlords received for Capex ﬁnancing $476 Adjusted EBITDA ($197,625) 49 Note: 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50. (1) Property Level Costs includes Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance and Utilities & Insurance. Appendix 2020 GAAP to Non-GAAP Bridge ($ in 000s) GAAP Gross Proﬁt ($15,261) 1 (-) Property-level Costs ($51,887) (+) Cleaning Expenses $8,454 (+) Credit Card Fees $2,948 (+) Cash to GAAP Rent Adjustment $665 Non-GAAP Property Level Proﬁt ($55,081) reconciliation GAAP Operating Loss ($236,372) Adjustments to GAAP Rent (GAAP to Cash Rent) $665 (+) Depreciation $16,142 (+) Stock Based Compensation $9,945 (+) COVID One time Oﬀboardings and Other $11,519 (+) Cash payments from landlords received for Capex ﬁnancing $476 Adjusted EBITDA ($197,625) 49 Note: 2020A ﬁnancials are preliminary and subject to adjustment. Please refer to risk factors on page 50. (1) Property Level Costs includes Channel & Transaction Fees, Customer Service, Cleaning/Laundry/Consumables, Maintenance and Utilities & Insurance.

Appendix Risk Factors Summary ● The COVID-19 pandemic and eﬀorts to reduce its spread have had, and will likely continue to have, a negative impact ● Sonder is subject to risks associated with the employment of hospitality personnel, particularly unionized labor. on Sonder. ● Sonder incurs costs relating to the onboarding, maintenance and remediation of its leased properties. ● Any further and continued decline or disruption in the travel and hospitality industries or economic downturn would ● Sonder faces risks related to Sonder’s intellectual property. materially adversely aﬀect Sonder’s business, results of operations and ﬁnancial condition. ● Sonder may become involved in claims, lawsuits and other proceedings that could adversely aﬀect Sonder’s ● Sonder has a history of net losses and may not be able to achieve or maintain future proﬁtability. business. ● Sonder’s limited operating history and evolving business make it diﬃcult to evaluate its future prospects and ● Sonder is subject to claims and liabilities associated with potential health and safety issues and hazardous challenges. substances at properties. ● Certain historical ﬁnancial information provided herein is preliminary: the ﬁnancial statements for 2019 and 2020 are ● Sonder may be subject to liability for the activities of its guests or other incidents at Sonder’s properties. unaudited. Sonder is in the process of completing audits in accordance with PCAOB standards with respect to its ● Unfavorable changes in government regulation or taxation of the evolving short-term and long-term rental, ﬁnancial statements for 2019 and 2020. Once completed, Sonder will update and restate certain historical ﬁnancial internet and e-commerce industries could harm Sonder’s results. information. ● Failure to comply with consumer protection, marketing and advertising laws, including with regard to direct ● Sonder may be unable to negotiate satisfactory leases or other arrangements to operate new properties, onboard marketing and internet marketing practices, could result in ﬁnes or place restrictions on Sonder’s business. new properties in a timely manner, or renew or replace existing properties on satisfactory terms or at all. ● If Sonder fails to prevent data security breaches, there may be damage to its brand and reputation, material ● Sonder may be unable to eﬀectively manage its rapid growth. ﬁnancial penalties and legal liability, along with a decline in use of its platform, which would materially adversely ● Sonder may be unable to attract new guests or generate repeat bookings or introduce upgraded amenities, services aﬀect its business, results of operations and ﬁnancial condition. or features for its guests in a cost-eﬃcient manner. ● If Sonder fails to comply with federal, state and foreign laws relating to privacy and data protection, Sonder may ● Sonder depends on landlords to manage and maintain its properties. face potentially signiﬁcant liability, negative publicity, and an erosion of trust, and increased regulation could ● Sonder’s leases are subject to early termination, which can be disruptive and costly. materially adversely aﬀect Sonder’s business, results of operations and ﬁnancial condition. ● Sonder’s long-term and ﬁxed-cost leases limit its ﬂexibility and negatively aﬀect its liquidity and results.● Sonder’s signiﬁcant indebtedness could adversely aﬀect its business and ﬁnancial condition. ● The hospitality market is highly competitive, and Sonder may be unable to compete successfully with its current or ● Sonder’s indebtedness and credit facility contain ﬁnancial covenants and other restrictions on Sonder’s actions future competitors. that may limit its operational ﬂexibility or otherwise adversely aﬀect its results of operations. ● Maintaining and enhancing Sonder’s brand and reputation is critical to its growth, and negative publicity could ● Holders of Exchangeable Shares may have to pay income taxes as a result of their exchange for the damage its brand and thereby harm its ability to compete eﬀectively, and could materially adversely aﬀect its Post-Combination Common Stock. business, results of operations, and ﬁnancial condition. ● Canadian residents who exchange their Exchangeable Shares for shares of the Post-Combination Common ● Sonder relies on partners and third-party service providers and if such third parties do not perform adequately or Stock may be liable to pay Canadian income tax on the exchange. terminate their relationships, Sonder’s costs may increase and its business, ﬁnancial condition and results of ● The price of the Post-Combination Company’s common stock may ﬂuctuate. operations could be adversely aﬀected. ● Future resales of common stock after the consummation of the Business Combination may cause the market ● Sonder’s long-term success depends, in part, on Sonder’s ability to expand abroad, and Sonder’s business is price of Post-Combination Company’s securities to drop signiﬁcantly, even if the Post-Combination Company’s susceptible to risks associated with international operations. business is doing well. ● Sonder depends on its key personnel and other highly skilled personnel, and if Sonder fails to attract, retain, motivate or integrate its personnel, its business, ﬁnancial condition and results of operations could be adversely aﬀected. 50Appendix Risk Factors Summary ● The COVID-19 pandemic and eﬀorts to reduce its spread have had, and will likely continue to have, a negative impact ● Sonder is subject to risks associated with the employment of hospitality personnel, particularly unionized labor. on Sonder. ● Sonder incurs costs relating to the onboarding, maintenance and remediation of its leased properties. ● Any further and continued decline or disruption in the travel and hospitality industries or economic downturn would ● Sonder faces risks related to Sonder’s intellectual property. materially adversely aﬀect Sonder’s business, results of operations and ﬁnancial condition. ● Sonder may become involved in claims, lawsuits and other proceedings that could adversely aﬀect Sonder’s ● Sonder has a history of net losses and may not be able to achieve or maintain future proﬁtability. business. ● Sonder’s limited operating history and evolving business make it diﬃcult to evaluate its future prospects and ● Sonder is subject to claims and liabilities associated with potential health and safety issues and hazardous challenges. substances at properties. ● Certain historical ﬁnancial information provided herein is preliminary: the ﬁnancial statements for 2019 and 2020 are ● Sonder may be subject to liability for the activities of its guests or other incidents at Sonder’s properties. unaudited. Sonder is in the process of completing audits in accordance with PCAOB standards with respect to its ● Unfavorable changes in government regulation or taxation of the evolving short-term and long-term rental, ﬁnancial statements for 2019 and 2020. Once completed, Sonder will update and restate certain historical ﬁnancial internet and e-commerce industries could harm Sonder’s results. information. ● Failure to comply with consumer protection, marketing and advertising laws, including with regard to direct ● Sonder may be unable to negotiate satisfactory leases or other arrangements to operate new properties, onboard marketing and internet marketing practices, could result in ﬁnes or place restrictions on Sonder’s business. new properties in a timely manner, or renew or replace existing properties on satisfactory terms or at all. ● If Sonder fails to prevent data security breaches, there may be damage to its brand and reputation, material ● Sonder may be unable to eﬀectively manage its rapid growth. ﬁnancial penalties and legal liability, along with a decline in use of its platform, which would materially adversely ● Sonder may be unable to attract new guests or generate repeat bookings or introduce upgraded amenities, services aﬀect its business, results of operations and ﬁnancial condition. or features for its guests in a cost-eﬃcient manner. ● If Sonder fails to comply with federal, state and foreign laws relating to privacy and data protection, Sonder may ● Sonder depends on landlords to manage and maintain its properties. face potentially signiﬁcant liability, negative publicity, and an erosion of trust, and increased regulation could ● Sonder’s leases are subject to early termination, which can be disruptive and costly. materially adversely aﬀect Sonder’s business, results of operations and ﬁnancial condition. ● Sonder’s long-term and ﬁxed-cost leases limit its ﬂexibility and negatively aﬀect its liquidity and results.● Sonder’s signiﬁcant indebtedness could adversely aﬀect its business and ﬁnancial condition. ● The hospitality market is highly competitive, and Sonder may be unable to compete successfully with its current or ● Sonder’s indebtedness and credit facility contain ﬁnancial covenants and other restrictions on Sonder’s actions future competitors. that may limit its operational ﬂexibility or otherwise adversely aﬀect its results of operations. ● Maintaining and enhancing Sonder’s brand and reputation is critical to its growth, and negative publicity could ● Holders of Exchangeable Shares may have to pay income taxes as a result of their exchange for the damage its brand and thereby harm its ability to compete eﬀectively, and could materially adversely aﬀect its Post-Combination Common Stock. business, results of operations, and ﬁnancial condition. ● Canadian residents who exchange their Exchangeable Shares for shares of the Post-Combination Common ● Sonder relies on partners and third-party service providers and if such third parties do not perform adequately or Stock may be liable to pay Canadian income tax on the exchange. terminate their relationships, Sonder’s costs may increase and its business, ﬁnancial condition and results of ● The price of the Post-Combination Company’s common stock may ﬂuctuate. operations could be adversely aﬀected. ● Future resales of common stock after the consummation of the Business Combination may cause the market ● Sonder’s long-term success depends, in part, on Sonder’s ability to expand abroad, and Sonder’s business is price of Post-Combination Company’s securities to drop signiﬁcantly, even if the Post-Combination Company’s susceptible to risks associated with international operations. business is doing well. ● Sonder depends on its key personnel and other highly skilled personnel, and if Sonder fails to attract, retain, motivate or integrate its personnel, its business, ﬁnancial condition and results of operations could be adversely aﬀected. 50